Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Establishment Labs Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid:	Equity	Common Shares, no par value	457(r)	1,265,000	$71.50	$90,447,500	.0001102	$9,967.31 (1)	—	—	—	—
Fees Previously Paid:	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$90,447,500	.0001102	$9,967.31
	Total Fees Previously Paid							—
	Total Fee Offsets							$18,172 (2)
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Establishment Labs Holdings Inc.	S-3	333-234649	11/12/2019		$18,172 (2)	Unallocated (Universal) Shelf	(2)	(2)	$140,000,007

Fee Offset Sources	Establishment Labs Holdings Inc.	S-3	333-234649		11/12/2019						$25,960

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-271418) filed by the registrant on April 24, 2023.

(2)	On November 12, 2019, the registrant filed a Registration Statement on Form S-3 (File No. 333-234649) (the “Prior Registration Statement”), which registered an aggregate amount of $200,000,000 of common shares, debt securities, warrants and units to be offered by the registrant from time to time. In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $25,960. The Prior Registration Statement has expired and all offerings thereunder have been completed or terminated. Securities having an aggregate offering price of $140,000,007 were not sold under the Prior Registration Statement. As a result, the registrant has $18,172 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, $18,172 remains available to offset the current filing fee, with $8,204.69 remaining to be applied to future filings from this fee offset source.